[  *  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 10.83

OPTION AGREEMENT

The Effective Date of this Option Agreement is December 6, 2005. This Option Agreement is made by and between Mayo Foundation for Medical Education and Research, a nonprofit corporation (“MAYO”), and Accentia Biopharmaceuticals, Inc., Suite 110, Aerial Center, Morrisville, NC 27469, a for-profit corporation (“COMPANY”).

WHEREAS MAYO has licensed certain Patents Rights in the Field of treatment of chronic rhinosinusitis; and

WHEREAS COMPANY’S rights to development of antifungals for an FDA Product as defined in Section 1.10 of the license agreement between the parties dated February 10, 2004, as amended are limited to AMPHOTERICIN-B; and

WHEREAS COMPANY desires to obtain and MAYO desires to grant an exclusive option to obtain rights to any other antifungal in the Field, under the Patent Rights defined below.

NOW, THEREFORE, the parties agree as follows:

Article 1. Definitions.

1.1 — “Patent Rights” shall be the patents rights as defined in Section 1.17 of the license agreement between the parties dated February 10, 2004, as amended. A copy of the License Agreement is attached as Exhibit A hereto.

1.2 — “Option Field” shall mean the treatment of chronic rhinosinusitis.

1.3 — “Antifungal” shall mean any antifungal composition other than AMPHOTERICIN-B.

Article 2. Option.

2.1 — Upon payment of the fee set forth in Section 2.2 below, MAYO hereby grants the COMPANY an exclusive, worldwide option to obtain the right under the Patent Rights to make, have made, use, offer for sale, sell, and import Antifungals as an FDA Product in the Option Field. During the term of this Option, Mayo shall neither offer to license nor negotiate with any third party regarding a grant of license rights as set forth in this Option. In order to exercise the option, COMPANY must send written notice to Mayo prior to the expiration of the Term. Upon receipt of such notice, Mayo will negotiate in good faith with COMPANY to license the rights covered by this Option. In the event that COMPANY does not send such notice within the Term or the parties fail to reach agreement after good faith negotiations not to exceed the later to occur of 60 days from the date MAYO receives such Notice or the expiration of the Term of this Option, the Option and any obligation of MAYO to Company, shall lapse. MAYO shall thereafter be free to license such rights to third parties.

2.2 — The COMPANY shall pay [  *  ] dollars (US $[  *  ]) upon signing this Option Agreement as a consideration royalty for the exclusive, worldwide option granted by Mayo.

2.3 — The Term of the Option shall be twelve (12) months from the Effective Date set forth above.

Article 3. Authorized Use.

3.1 — The terms of confidentiality in the License Agreement are hereby incorporated by reference.

3.2 — The COMPANY and MAYO shall not use, expressly or by implication, any trademark or trade name of the other party, or any contraction, abbreviation, simulation or adaptation thereof, or the name of any of the other party’s staff in any news, publicity release, policy recommendation, advertising or any commercial communication without the express written approval of the other party.

3.3 — The obligations of Sections 3.1 and 3.2 shall survive the termination or expiration of this Agreement.

Article 4. General.

4.1 — Neither this Agreement nor any of the rights or obligations of either party under this Option Agreement may be assigned by a party without the written consent of the other party.

4.2 — This Option Agreement and its effects are subject to and shall be construed and enforced in accordance with the laws of the State of Minnesota, excluding its conflict of laws and choice of law provisions.

4.3 — The failure of either party to insist at any time upon the strict observance or performance of any of the provisions of the Option Agreement, or to exercise any right or remedy as provided in this Option Agreement, shall not impair any such right or remedy and shall not be construed to be a waiver or relinquishment. Furthermore, no waiver or any provision of this Option Agreement by either party shall be construed as a waiver of any other provision or as a waiver of the same provision at any subsequent time.

4.4 — This Option Agreement constitutes the entire agreement between the parties and supersedes all prior or contemporaneous oral and written agreements, proposals and discussions relating to the same subject matter. The Option Agreement may be amended only in writing signed by each of the parties.

4.5 — Notices. All notices and other business communications between the Parties related to this Agreement shall be in writing, sent by certified mail, addressed as follows:

If to MAYO:

Mayo Foundation for Medical Education and Research

200 First Street SW

Rochester, Minnesota 55905-0001

Attn: Susan L. Stoddard, Ph.D.

Office of Technology Commercialization, Mayo Medical Ventures

507-284-7787 (voice)

507-284-5410 (fax)

email: sstoddard@mayo.edu

With a copy to: Mayo Legal Department

                          Attn: General Counsel

If to ACCENTIA:

Attn: Frank E. O’Donnell, Jr.

Chairman and CEO

Accentia Biopharmaceuticals, Inc.

Suite 110, Aerial Center,

Morrisville, NC 27469

314 579 9725

314 434 7030 (fax)

email: feomdjr@aol.com

Notices sent by certified mail shall be deemed delivered on the third day following the date of mailing. Either party may change its address or facsimile number by giving written notice in compliance with this section.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized representative, effective as of the date first written below.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH		ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Rick F. Colvin	By:	/s/ Frank E. O’Donnell, Jr., M.D.
Name:	Rick F. Colvin	Name:	Frank E. O’Donnell, Jr., M.D.
Its:	Assistant Treasurer	Its:	Chairman & CEO
Date:	December 6, 2005	Date:	Dec 6, 2005